UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/31/2008

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2008, JMP Group LLC, our wholly owned subsidiary (the “Company”) entered into Amendment Number Three to Credit Agreement (the “Third Amendment”), which amends certain provisions of the Credit Agreement, dated as of August 3, 2006, by and between the Company and City National Bank (the “Lender”), as amended by Amendment Number One to Credit Agreement, dated as of December 17, 2007 and as further amended by Amendment Number Two to Credit Agreement, dated as of March 25, 2008 (collectively, the “Credit Agreement”).

The Third Amendment amends the Credit Agreement, to, among other things, (i) modify, amortize and extend certain loans available under the Credit Agreement, (ii) convert the outstanding principal amount of the revolving loans to term loans, (iii) remove and add certain financial covenants and (iv) modify the applicable interest rates.

The Third Amendment provides that the Company’s outstanding revolving loans in the aggregate amount of approximately $8.7 million will be converted into a single term loan as of December 31, 2008. This term loan will be repaid in equal quarterly payments commencing on March 31, 2009 through December 31, 2013. The Third Amendment also provides that of the original $30 million, $21 million remains available under the revolving portion of the Credit Agreement and the annual interest rate provisions of the Credit Agreement are increased from the prime rate minus 1.25% to the prime rate and from LIBOR plus 1.25% to LIBOR plus 2.25%. The Lender will continue to provide revolving loans of up to $21 million through December 31, 2010, on which date the then existing revolving loans will convert into term loans. The Third Amendment provides that such term loans will be repaid in twelve equal quarterly principal payments, with the balance due on December 31, 2013.

The parties to the Third Amendment also agreed to modify the financial covenants in the Credit Agreement to remove both the minimum requirement of Net Income (as defined in the Credit Agreement) and the minimum requirement of EBITDA (as defined in the Credit Agreement). The Third Amendment also amended the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) and added a new financial covenant regarding the Company’s liquidity.

In connection with the Third Amendment, the Company paid to the Lender an amendment fee of $74,202.

A copy of the Third Amendment is filed as exhibit 10.1 to this report and is incorporated by reference into this Item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment Number Three to Credit Agreement, dated as of December 31, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: January 7, 2009	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer and Secretary

Index to Exhibits

Exhibit No.	Description

10.1	Amendment Number Three to Credit Agreement, dated as of December 31, 2008.